UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. _)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

GCM GROSVENOR INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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GCM GROSVENOR INC.

SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 8, 2021

On May 11, 2021, GCM Grosvenor Inc. (the “Company”) filed its definitive proxy statement (the “Proxy Statement”) that disclosed the Company’s Annual Meeting of Stockholders will be held on Tuesday, June 8, 2021 at 1:00 p.m. Central Time.  Accompanying the Proxy Statement, filed on the same day, were additional materials on Schedule 14A, which contained a Notice of Internet Availability of Proxy Materials for its 2021 Annual Meeting of Stockholders (the “DEFA14A Filing”).  The DEFA14A Filing should be disregarded in its entirety.

Printed copies of the Proxy Statement, proxy card and the Company’s Annual Report to Stockholders for the year ended December 31, 2020 will be sent on or about May 17, 2021 to the Company’s stockholders of record as of April 9, 2021, in accordance with Rule 14a-16(n).